UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers

On February 11, 2013, Mitel Networks Corporation (the “Registrant” or “Company”) announced that Philip Keenan, Executive Vice President of Sales for North America, is leaving the Company. Mr. Keenan joined the Company in August 2010 and was appointed to this role in May 2011. Mr. Keenan did not leave the Company due to any disagreement with the Registrant regarding any matter relating to the Registrant’s operations, policies, practices or financial statements. Richard McBee, Chief Executive Officer of the Company, will assume responsibility for the North American sales organization on an interim basis until a permanent replacement is identified. Mr. Keenan will be entitled to the severance payment and certain other accommodations provided for in his employment agreement, which are more fully described in the Registrant’s Form 10-K for the fiscal year ended April 30, 2012 and filed with the Securities Exchange Commission on June 19, 2012.

Item 7.01.	Regulation FD Disclosure

On February 11, 2013, the Registrant issued a press release announcing that revenue will be approximately $142 million for the quarter ended January 31, 2013, which is within the guidance range previously announced on November 29, 2012. The company also confirmed that preliminary gross margin is within the guidance range previously provided, and that non-GAAP operating expenses for the quarter are expected to be 42%-43% of revenue, which is favorable to previously provided guidance. Preliminary third quarter results are being disclosed in conjunction with the Registant’s ongoing market discussions with potential lenders related to the refinancing of its existing senior secured credit facilities. Mitel routinely monitors the credit markets to evaluate the merits of refinancing its senior secured credit facilities and from time to time explores available options. A copy of this press release is attached as Exhibit 99.1 to this Report.

This Report and the exhibit attached hereto include references to non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The Registrant uses these non-GAAP financial measures to assist management and investors in understanding its past financial performance and prospects for the future, including changes in its operating results, trends and marketplace performance, exclusive of unusual events or factors which do not directly affect what it considers to be its core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for the Registrant’s planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with generally accepted accounting principles.

The information in this Report on Form 8-K, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Certain of the statements included in this Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include revenue guidance and other statements regarding the Registrant’s expectations, assumptions and beliefs. Actual results may differ materially from those presented in forward-looking statements. The Registrant has made assumptions regarding, among other things: no unforeseen changes occurring in the competitive landscape that would affect its industry generally or the Registrant in particular; a stable or recovering economic environment; no significant event occurring outside the ordinary course of its business; and stable foreign exchange and interest rates. Forward-looking information is intended to help you understand management’s current views of the Registrant’s future prospects, and it may not be appropriate for other purposes. Except as required by law, the Registrant will not necessarily update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2013

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary